FOR IMMEDIATE RELEASE NEWS

May 11, 2021 OTCQB: FTCO

FORTITUDE GOLD REPORTS PROFITABLE FIRST QUARTER
INCREASING TREASURY BY $7M,
MAINTAINS 2021 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 11, 2021 - Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) reported results for the first quarter ended March 31, 2021 of 11,536 ounces of gold produced at $575 per ounce all-in sustaining cost, $20.7 million net sales, $7.4 million increase in treasury to $35.2 million, and maintains its 2021 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A.

Q1 2021 FINANCIAL RESULTS AND HIGHLIGHTS

●	$7.3 million cash from operating activities
●	$35.2 million cash balance on March 31, 2021; an increase of 27%, or $7.4 million from December 31, 2020
●	$20.7 million net sales
●	11,536 gold ounces produced
●	5.03 grams per tonne average gold grade mined
●	$55.6 million working capital, an increase of 33% from December 31, 2020
●	$10.9 million mine gross profit
●	$575 per ounce total all-in sustaining cost
●	$2.4 million net earnings or $0.10 per share
●	Completed staffing up post spin-off

Overview of Q1 2021 Results

Fortitude Gold sold 11,572 gold equivalent ounces at a total cash cost of $534 per ounce (after by-product credits). Realized metal prices during the quarter averaged $1,804 per ounce gold*. The Company recorded net income of $2.4 million, or $0.10 per share.  Cash and cash equivalents at quarter end totaled $35.2 million. The Company produced 11,536 ounces of gold during the quarter.  The Company maintains its 2021 Annual Outlook, targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

Mr. Jason Reid, CEO and President of Fortitude Gold, stated, “We are very excited to report Fortitude Gold’s first quarterly results as a standalone public company.  Our cash balance grew by $7.4 million over year-end 2020, or 27%, while our all-in sustaining cash cost dropped to $575 per gold ounce.  The Company successfully completed staffing up as a one hundred percent standalone entity post spin-off which required non-recurring stock-based and onboard incentive compensation.  Had we not sustained these one-time quarterly expenses, our net earnings would have been substantially higher.  The Isabella Pearl Mine today is generating a substantial amount of cash for the Company, with production costs projected to drop even further in subsequent years.  These sizeable cash flows are expected to fund significant Company exploration and development projects as well as monthly dividend distributions to shareholders. This strong quarterly performance allowed the Company’s Board of Directors to initiate a $0.02 monthly dividend in April 2021 and increase it by fifty percent in May 2021 to $0.03 per month, or $0.36 annually.”

The following Production Statistics table summarizes certain information about our Isabella Pearl Mine for three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020
Ore mined
Ore (tonnes)(1)	156,222	158,754
Gold grade (g/t)	5.03	1.15
Low-grade stockpile (tonnes)
Ore (tonnes)	—	18,490
Gold grade (g/t)	—	0.57
Pre-strip waste	—	1,346,316
Waste (tonnes)	1,375,199	444,732
Metal production (before payable metal deductions)(2)
Gold (ozs.)	11,536	3,692
Silver (ozs.)	7,133	5,083

The following Sales Statistics table summarizes certain information about our Isabella Pearl Mine for three months ended March 31, 2021 and 2020:

	Three Months Ended
	March 31,
	2021	2020
Metal sold
Gold (ozs.)	11,472	3,755
Silver (ozs.)	6,895	5,579
Average metal prices realized (1)
Gold ($per oz.)	1,804	1,575
Silver ($per oz.)	26.23	16.63
Precious metal gold equivalent ounces sold
Gold Ounces	11,472	3,755
Gold Equivalent Ounces from Silver	100	59
	11,572	3,814

Total cash cost before by-product credits per gold ounce sold	$550	$1,352
Total cash cost after by-product credits per gold ounce sold	$534	$1,327
Total all-in sustaining cost per gold ounce sold	$575	$1,330

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2021 and 2020, its financial condition at March 31, 2021 and December 31, 2020, and its cash flows for the three months ended March 31, 2021 and 2020. The summary data as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 is unaudited; the summary data as of December 31, 2020 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2020, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,171	$27,774
Accounts receivable	1,659	145
Inventories	27,377	23,051
Prepaid expenses and other current assets	2,142	1,962
Total current assets	66,349	52,932
Property, plant and mine development, net	45,011	50,990
Operating lease assets, net	4,569	6,198
Deferred tax assets	986	959
Other non-current assets	1,951	1,946
Total assets	$118,866	$113,025
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,254	$1,715
Loans payable, current	461	665
Finance lease liabilities, current	288	398
Operating lease liabilities, current	4,569	6,198
Income taxes payable	657	—
Mining taxes payable	829	1,001
Other current liabilities	692	1,092
Total current liabilities	10,750	11,069
Asset retirement obligations	4,002	3,844
Loans payable, long-term	95	117
Finance lease liabilities, long-term	25	27
Total liabilities	14,872	15,057
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2021 and nil shares authorized and outstanding at December 31, 2020	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 23,931,208 shares outstanding at March 31, 2021 and 21,211,208 shares outstanding at December 31, 2020	239	212
Additional paid-in capital	103,280	99,682
Retained earnings (accumulated deficit)	475	(1,926)
Total shareholders' equity	103,994	97,968
Total liabilities and shareholders' equity	$118,866	$113,025

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2021 and 2020
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2021	2020
Sales, net	$20,655	$5,857
Mine cost of sales:
Production costs	6,086	4,927
Depreciation and amortization	3,647	1,385
Reclamation and remediation	29	(11)
Total mine cost of sales	9,762	6,301
Mine gross profit (loss)	10,893	(444)
Costs and expenses:
General and administrative expenses	6,160	594
Exploration expenses	1,317	177
Other expense, net	37	48
Total costs and expenses	7,514	819
Income (loss) before income and mining taxes	3,379	(1,263)
Income and mining tax expense	978	125
Net income (loss)	$2,401	$(1,388)
Net income (loss) per common share:
Basic	$0.10	$(139)
Diluted	0.10	(139)
Weighted average shares outstanding:
Basic	23,614,466	10,000
Diluted	23,778,014	10,000

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2021 and 2020
(U.S. dollars in thousands)
(Unaudited)

	Three months ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$2,401	$(1,388)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	3,677	1,422
Stock-based compensation	3,125	—
Deferred taxes	(27)	—
Other operating adjustments	17	(11)
Changes in operating assets and liabilities:
Accounts receivable	(1,514)	(169)
Inventories	(1,827)	(603)
Prepaid expenses and other current assets	(180)	82
Other non-current assets	(5)	(251)
Accounts payable and other accrued liabilities	1,187	(1,155)
Mining and income taxes payable	485	125
Net cash provided by (used in) operating activities	7,339	(1,948)

Cash flows from investing activities:
Capital expenditures	(104)	(3,447)
Net cash used in investing activities	(104)	(3,447)

Cash flows from financing activities:
Contributions from GRC	—	5,103
Issuance of common stock	500	—
Repayment of loans payable	(226)	(216)
Repayment of capital leases	(112)	(107)
Net cash provided by financing activities	162	4,780

Net increase (decrease) in cash and cash equivalents	7,397	(615)
Cash and cash equivalents at beginning of period	27,774	866
Cash and cash equivalents at end of period	$35,171	$251

Supplemental Cash Flow Information
Interest expense paid	$12	$27
Income and mining taxes paid	$520	$—
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(47)	$516
Change in estimate for asset retirement costs	$92	$435

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial future dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt, with the Isabella Pearl gold mine in current production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.

Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.  In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause future actual results to differ materially from those expressed or implied by any forward-looking statements.  Also, there can be no assurance that production will continue at any specific rate.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com